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Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                          JURISDICTION OF INCORPORATION OR       NAMES UNDER WHICH SUBSIDIARIES DO
               NAME                                ORGANIZATION                           BUSINESS
Loudeye Enterprise                       Delaware                               N/A
Communications
Loudeye Sample Services                  Delaware                               N/A
On Demand Distribution Limited           United Kingdom                         N/A
Overpeer, Inc.                           Delaware                               N/A
Loudeye UK, Ltd.                         United Kingdom                         N/A
On Demand Distribution GmbH              Germany                                OD2
On Demand Distribution sas               France                                 OD2
On Demand Distribution Srl               Italy                                  OD2
WebAudioNetwork Limited                  United Kingdom                         OD2
Streampipe, Inc.                         Delaware                               N/A
VMRLE, Inc.                              Delaware                               N/A